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                                                                    EXHIBIT 10-B

                       CHIQUITA BRANDS INTERNATIONAL, INC.
                      2002 STOCK OPTION AND INCENTIVE PLAN
                  STOCK APPRECIATION RIGHT AWARD AND AGREEMENT

Congratulations! You have been awarded stock appreciation rights under the Chiquita 2002 Stock Option and Incentive Plan (the "Plan"). This award offers you an opportunity to share in the Company's long-term growth by giving you the right over the next ten years to receive a benefit, payable in shares of the Company's Common Stock (or cash or a combination of both), equal to the difference between the market value of the Common Stock when you exercise the stock appreciation rights and the Reference Price listed below. Please read this Agreement carefully and return one copy as requested below. Unless otherwise provided in this Agreement, capitalized terms have the meanings specified in the Plan.

GRANT: Chiquita Brands International, Inc., a New Jersey corporation ("Company"), hereby awards you (the Grantee named below) a Stock Appreciation Right ("SAR") for the number of units ("Units") and at the Reference Price set forth below, subject to the following terms and conditions:

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GRANTEE:        NO. OF UNITS:         REFERENCE PRICE:            GRANT DATE:
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VESTING: This SAR vests between the Grant Date and January 1, 2006, with 25% of the total number of Units vesting (becoming exercisable) on January 1 in each of 2003, 2004, 2005, and 2006 or, if earlier, upon a Change of Control of the Company; provided that you have remained continuously employed by the Company or any of its Subsidiaries through the applicable vesting date. Notwithstanding the foregoing, you may elect, by filing a written election with the Company prior to the date of a Change of Control, to waive all or a portion of your rights to vest in this SAR by reason of the Change of Control. If your Employee status terminates because of your death, Disability or Retirement, all the Units covered by this SAR will vest on your termination of employment.

TERM: This SAR expires 10 years from the Grant Date set forth above. If your Employee status terminates prior to the expiration date, this SAR will terminate as specified in the Plan.

EXERCISE: In order to exercise this SAR, you must deliver to the Company a written notice indicating the number of Units being exercised. You must exercise this SAR for at least 100 Units, unless the total number of vested Units covered by this SAR is less than 100, in which case you must exercise this SAR for all then-vested Units. Upon exercise, you will be entitled to receive, for each Unit, a benefit equal to the excess of the Fair Market Value of one Share on the date of exercise of this SAR over the Reference Price of this SAR (the "Spread"). Unless otherwise determined by the Committee, the form of property distributable to you in payment of the Spread (net of any taxes and social security contributions withheld) shall be Shares; however, the Committee may determine (whether at the time you exercise all or any portion of this SAR or at any time prior to exercise), in its sole discretion, to pay all or a portion of the Spread in cash rather than Shares. Any Shares so deliverable shall be valued at their Fair Market Value on the date of exercise of this SAR. Before exercise of this SAR and delivery to you of a certificate representing such Shares, you will have no rights as a stockholder with respect to any Shares which may be distributable to you upon exercise.

TAXES: You must pay all applicable U.S. federal, state, local and any foreign taxes resulting from the grant or vesting of this SAR or the issuance of any Shares upon exercise of this SAR. The Company has the right, and may have the obligation, to withhold all applicable taxes due upon the exercise of this SAR (by payroll deduction or otherwise) from the proceeds of such exercise or from future earnings (including salary, bonus or any other payments).

CONDITIONS: This SAR is governed by and subject to the terms and conditions of the Plan, which contains important provisions of this award and forms a part of this Agreement. A copy of the Plan is being provided to you, along with a summary of the Plan. If there is any conflict between any provision of this Agreement and the Plan, this Agreement will control, unless the provision is not permitted by the Plan, in which case the provision of the Plan will apply. Your rights and obligations under this Agreement are also governed by and are subject to applicable U.S. and foreign laws.

ACKNOWLEDGEMENT: To acknowledge receipt of this award, please sign and return one copy of this Agreement to the Corporate Secretary's Office, Attention:
Barbara Howland.


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CHIQUITA BRANDS INTERNATIONAL, INC.                      Please complete the following information:
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By:
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   Barry H. Morris, Vice President                       Home Address
         Human Resources                                 (including country)



By:
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     Associate/Optionee Signature

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Date Acknowledged:
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                                                         U.S.  Social Security Number (if applicable)
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